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                                                                Exhibit 99.5


Contact:          John P. Saldarelli
                  Secretary and Treasurer
                  (914) 242-7700


                              FOR IMMEDIATE RELEASE


                       AMERICAN REAL ESTATE PARTNERS, L.P.
                           ANNOUNCES EXECUTIVE CHANGES


Mount Kisco, New York, August 19, 2003 - American Real Estate Partners, L.P. (NYSE:ACP) today reported that Mr. Keith Meister was appointed President and Chief Executive Officer of American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P.

Mr. Meister will also continue in his present position as Senior Investment Analyst of High River Limited Partnership, a company owned by Mr. Carl C. Icahn, Chairman of the Board of the General Partner.

Mr. Albo J. Antenucci, Jr., the former President and Chief Executive Officer of American Property Investors, Inc. resigned effective as of the close of business August 15, 2003 but will act as a consultant to American Real Estate Partners, L.P. for a period of approximately nine months.

American Real Estate Partners, L.P. is a master limited partnership primarily engaged in acquiring and managing real estate investments with a primary focus on office, retail, industrial, hotel, gaming, and residential properties.

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